As filed with the Securities and Exchange Commission on October 26, 2009
Registration No. 333-153314

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TEPPCO PARTNERS, L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	76-0291058
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Patricia A. Totten
1100 Louisiana, Suite 1600	1100 Louisiana, Suite 1600
Houston, Texas 77002	Houston, Texas 77210-4324
(713) 381-3636	(713) 381-3636
(Address, Including Zip Code, and Telephone	(Name, Address, Including Zip Code, and
Number, Including Area Code, of Registrant’s	Telephone Number, Including Area Code, of
Principal Executive Offices)	Agent for Service
     Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company.)

DEREGISTRATION OF SECURITIES
     On September 3, 2008, TEPPCO Partners, L.P., a Delaware limited partnership (“TEPPCO”), filed an automatic shelf registration statement on Form S-3 (Registration No. 333-153314) (the “Registration Statement”) with the Securities Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale from time to time of an unlimited number and amount of (1) units representing limited partner interests in TEPPCO and (2) debt securities of TEPPCO, which may be fully and unconditionally guaranteed by its subsidiaries, TE Products Pipeline Company, LLC, TCTM, L.P., TEPPCO Midstream Companies, LLC and Val Verde Gas Gathering Company, L.P. (the “Registered Securities”). TEPPCO, TE Products Pipeline Company, LLC, TCTM, L.P., TEPPCO Midstream Companies, LLC and Val Verde Gas Gathering Company, L.P. are referred to herein as the “Registrants.”
     Pursuant to the Agreement and Plan of Merger, dated as of June 28, 2009, by and among Enterprise Products Partners L.P. (“Enterprise”), Enterprise Products GP, LLC, Enterprise Sub B LLC, TEPPCO and Texas Eastern Products Pipeline Company, LLC (the “Merger Agreement”), TEPPCO merged with and into Enterprise Sub B LLC, a wholly owned subsidiary of Enterprise, on October 26, 2009 (the “Merger”).
     In connection with the Merger, the Registrants have terminated all of their offerings of securities in TEPPCO pursuant to their existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement, the Registrants hereby remove from registration all Registered Securities which remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on October 26, 2009.

TEPPCO PARTNERS, L.P.
By:	Texas Eastern Products Pipeline Company, LLC, its general partner

By:	/s/ Jerry E. Thompson
	Name:	Jerry E. Thompson
	Title:	President and Chief Executive Officer

TE PRODUCTS PIPELINE COMPANY, LLC
By:	TEPPCO GP, LLC, its managing member

By:	/s/ Jerry E. Thompson
	Name:	Jerry E. Thompson
	Title:	President and Chief Executive Officer

TCTM, L.P.
By:	TEPPCO GP, LLC, its general partner

By:	/s/ Jerry E. Thompson
	Name:	Jerry E. Thompson
	Title:	President and Chief Executive Officer

TEPPCO MIDSTREAM COMPANIES, LLC
By:	TEPPCO GP, LLC, its managing member

By:	/s/ Jerry E. Thompson
	Name:	Jerry E. Thompson
	Title:	President and Chief Executive Officer

VAL VERDE GAS GATHERING COMPANY, L.P.
By:	TEPPCO NGL Pipelines, LLC, its general partner

By:	/s/ Jerry E. Thompson
	Name:	Jerry E. Thompson
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities indicated below on October 26, 2009.
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, as the general partner of TEPPCO PARTNERS, L.P.

Signature	Title

/s/ Jerry E. Thompson Jerry E. Thompson	President, Chief Executive Officer (Principal Executive Officer)
/s/ Tracy E. Ohmart Tracy E. Ohmart	Assistant Treasurer, Controller, Acting Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ Richard H. Bachmann Richard H. Bachmann	Director
/s/ Michael A. Creel Michael A. Creel	Director
/s/ Dan L. Duncan Dan L. Duncan	Director
/s/ W. Randall Fowler W. Randall Fowler	Director
/s/ A.J. Teague A.J. Teague	Director
TEPPCO GP, LLC, as the managing member of TE PRODUCTS PIPELINE COMPANY, LLC and TEPPCO MIDSTREAM COMPANIES, LLC and as the general partner of TCTM, L.P

Signature	Title

/s/ Jerry E. Thompson Jerry E. Thompson	President and Chief Executive Officer (Principal Executive Officer)
/s/ Tracy E. Ohmart Tracy E. Ohmart	Assistant Treasurer, Controller, Acting Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ Richard H. Bachmann Richard H. Bachmann	Director
/s/ Michael A. Creel Michael A. Creel	Director
/s/ Dan L. Duncan Dan L. Duncan	Director
/s/ W. Randall Fowler W. Randall Fowler	Director
/s/ A.J. Teague A.J. Teague	Director

TEPPCO NGL PIPELINES, LLC, as the general partner of VAL VERDE GAS GATHERING COMPANY, L.P.

Signature	Title

/s/ Jerry E. Thompson Jerry E. Thompson	President and Chief Executive Officer (Principal Executive Officer)
/s/ Tracy E. Ohmart Tracy E. Ohmart	Assistant Treasurer, Controller, Acting Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ Richard H. Bachmann Richard H. Bachmann	Manager
/s/ Michael A. Creel Michael A. Creel	Manager
/s/ Dan L. Duncan Dan L. Duncan	Manager
/s/ W. Randall Fowler W. Randall Fowler	Manager
/s/ A.J. Teague A.J. Teague	Manager

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